QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark K. Oki, Chief Financial Officer and Chief Accounting Officer, certify that:

  1.
  I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of VIVUS, Inc. for the year ended December 31, 2017; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2018

By:	/s/ MARK K. OKI
	Name:	Mark K. Oki
	Title:	Chief Financial Officer and Chief Accounting Officer

QuickLinks

  Exhibit 31.4
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002